Exhibit 10.5
WATERS CORPORATION
1996 NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN
AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2008

1. Objective of the Plan.
     The Waters Corporation 1996 Non-Employee Director Deferred Compensation Plan (the “Plan”) was established effective April 1, 1996 for the benefit of directors of Waters Corporation (the “Company”) who are not employees of the Company or any of its subsidiaries. The Plan is hereby amended and restated effective January 1, 2008. The purpose of this Plan is to offer non-employee members of the Board of Directors of the Company the opportunity to defer receipt of cash compensation to which they would otherwise be entitled for services rendered as directors of the Company, as an incentive to their continued participation as such directors.
2. Definitions.
     As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:
     (a) “Account” shall mean the deferred Fees account established for a Participant pursuant to Subparagraph 4(c).
     (b) “Board of Directors” shall mean the board of directors of the Company.
     (c) “Common Stock” shall mean shares of the common stock, par value $1.00 per share, of the Company.
     (d) “Common Stock Unit” shall mean the bookkeeping entry representing the equivalent of one share of Common Stock.
     (e) “Corporate Secretary” shall mean the person holding the position of Secretary of the Company.
     (f) “Effective Date” shall mean April 1, 1996.
     (g) “Fees” shall mean all retainer, meeting and committee fees payable to a non-employee director for service on the Board of Directors for any calendar quarter from and after the Effective Date, before any reduction pursuant to this Plan.
     (h) “Fees Payment Date” shall mean the last business day for the Company of each calendar quarter in which the Director’s Fees were earned.
     (i) “Participant” shall mean any member of the Board of Directors who is not also a regular, salaried employee of the Company or any of its subsidiaries.
     (j) “Sale of the Company” shall mean a merger of the Company with or into another corporation constituting a change of control of the Company, a sale of all or substantially all of the Company’s assets or a sale of a majority of the Company’s outstanding voting securities, provided that such transaction constitutes a change of control for purposes of Section 409A of the Code.
     (k) “Separation from Service” shall mean a Participant’s death, retirement or other termination of association with the Company, provided that such separation constitutes a separation from service for purposes of Section 409A of the Code.

     (l) “Stock Price” shall be the closing price of the Company’s Common Stock as reported on the New York Stock Exchange Composite Tape or, if no such reported sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale.
3. Participation.
     All members of the Board of Directors who are not also regular salaried employees of the Company or any of its subsidiaries shall participate in the Plan.
4. Deferral of Fees.
     (a) Deferral Election.
     (i)  With respect to Fees otherwise payable for services performed on or after January 1, 2005, a Participant may elect to defer receipt of all (but not less than all) of his or her Fees by filing the appropriate form with the Company by December 31 of the calendar year prior to the calendar year in which the Fees will be earned.
     (ii)  A person who first becomes a Director during a calendar year may elect to defer any Fees payable solely for services performed during the remainder of the calendar year after submission of his or her deferral election, by submitting such election not later than the thirtieth (30th) day following the commencement of the Director’s initial term as a non-employee director of the Company. For this purpose, Fees payable for a service period which begins prior to, and ends subsequent to, the submission of a Director’s initial election under this Subparagraph 4(a)(ii) shall be treated as solely for services performed after submission only to a pro rata extent, based on the ratio of the number of the days in the relevant service period after submission to the number of the days in the entire service period. The deferral deadline provided in this Subparagraph 4(a)(ii) shall not be applicable to any Director except following his or her initial eligibility to participate under this Plan or, if earlier, under any other nonqualified deferred compensation plan of the Company or any entity treated as a single employer with the Company under Sections 414(b) or (c) of the Code in which he or she is eligible to participate other than as an employee and which is an account balance plan allowing the deferral of compensation at the election of the Director (each, an “Aggregated Plan”). An Aggregated Plan shall not be taken into account for purposes of Subparagraph 4(a), however, after the Director ceased to be eligible to defer compensation thereunder (other than through the accrual of earnings), provided either (i) all amounts due the Director under the Aggregated Plan have been paid to him or her, or (ii) he or she has not been eligible to defer compensation thereunder (other than through the accrual of earnings) for a period of at least 24 months.
     (iii)  Any deferral election under this Subparagraph 4(a) is irrevocable during any calendar year for which it is in effect and may only be amended in accordance with Subparagraph 4(b)(ii) below.
     (b) Period of Deferral.

     (i) With respect to amounts deferred before January 1, 2005, and subject to Subparagraph 4(h), a Participant may elect to defer receipt of Fees until (1) a specified date at least six (6) months in the future or (2) cessation of the Participant’s service as a member of the Board of Directors.
     (ii) With respect to amounts deferred on or after January 1, 2005, and subject to Subparagraph 4(h), a Participant may elect to defer receipt of Fees until (1) a specified future date (but no earlier than the first day of the second year following the year of deferral) or (2) Separation from Service. A Participant may only make a change to his or her election if such change is made at least 12 months prior to the originally scheduled date of first payment and such election delays payment at least five years from the originally scheduled payment date. A Participant may not elect to accelerate receipt of Fees previously deferred.
     (c) Deferred Fees Account. There shall be established an Account in the Participant’s name on the books of the Company for each Participant electing to defer Fees pursuant to this Paragraph 4.
     (d) Investment of Deferrals. In the election form filed with the Corporate Secretary the Participant shall specify whether the deferred Fees are to be credited to his or her Account in U.S. dollars or Common Stock Units.
     (e) Amounts Credited to Accounts.
     (i) Common Stock Units.
     If the Participant elects his or her Fees to be credited in Common Stock Units, such amounts shall be credited to his or her Account in the following manner. On the Fees Payment Date to which the deferral applies, the amount deferred shall be converted into a number of Common Stock Units by dividing the amount of Fees payable by the average Stock Price of the Company’s Common Stock for the calendar quarter ending on the Fees Payment Date. The quotient, which shall be expressed in whole or fractional Common Stock Units to the nearest one/one hundredth (1/100th), shall be credited to the Participant’s Account as of such date.
     Whenever cash dividends are paid with respect to shares of Common Stock, the Participant’s Account shall be credited on the payment date of such dividend with additional Common Stock Units (including fractional units to the nearest one/one hundredth (1/100th)) equal in value to the amount of the cash dividend paid on a single share of Common Stock multiplied by the number of Common Stock Units (including fractional units) credited to a Participant’s Account as of the date of record for dividend purposes. For purposes of crediting dividends, the value of a Common Stock Unit shall be the Stock Price as of the payment date of the dividend.
     The number of Common Stock Units credited to the Participant’s Account shall be appropriately adjusted and modified upon the occurrence of any stock split, stock dividend or stock consolidation affecting the Common Stock. In the event of a merger, consolidation or an acquisition involving more than 50% of the issued and outstanding shares of Common Stock, the Board of Directors shall have the authority to amend the Plan to provide for the conversion of Common Stock Units credited to Participants’ Accounts into units equal to shares of stock of the resulting or acquiring company (or a related company), as appropriate, if such stock is publicly traded or, if not, into cash of equal value on the date of merger, consolidation or acquisition. If pursuant to the preceding sentence cash is credited to Participants’ Accounts, income shall be credited thereon from the date such cash is received to the date of distribution at the rate determined pursuant to Subparagraph 4(e)(ii). If units representing publicly traded stock of the resulting or acquired company (or a related company) are credited to Participants’ Accounts, dividends shall be credited thereto in the same manner as dividends are credited on Common Stock Units credited to such Accounts.
     (ii) U.S. Dollars.
     If the Participant elects for his or her Fees to be credited in U.S. Dollars, the Account of a Participant will be credited with the U.S. Dollar amount of the Participant’s deferrals as of the Fees Payment Date. Interest shall be credited thereon from the date such Fees are credited to the date determined in accordance with Subparagraph 4(f) below at a reasonable rate of interest as determined in accordance with procedures to be established by the Committee.
     (f) Distribution of Deferral Account. Subject to Subparagraph 4(g) distributions of a Participant’s Account under the Plan shall be made upon the earliest to occur of the following:
     (i) if a Participant has elected to defer his or her Fees to a specified date in the future, payment shall be as of such date and shall be made or shall commence, as the case may be, within thirty (30) days after the date specified;
     (ii) if a Participant has elected to defer his or her Fees until cessation of the Participant’s service as a member of the Board of Directors or Separation from Service, as applicable, payment shall be as of such date and shall be made or shall commence, as the case may be, no later than the earlier of (a) the 30th day following the Fees Payment Date for the calendar quarter in which occurs the Participant’s cessation or Separation from Service or (b) December 31 of the calendar year in which occurs the Participant’s cessation or Separation from Service; and
     (iii) notwithstanding the elections made pursuant to Subparagraph 4(b), in the event of a Sale of the Company prior to the distribution of a Participant’s Account, the Participant shall be paid the balance credited to such Participant’s Account, prior to the consummation of the Sale of the Company in the manner designated on such Participant’s deferral election form, and in the event of the death of the Participant prior to the distribution of his or her Account hereunder, the balance credited to such Participant’s Account as of the date of his or her death shall be paid, as soon as reasonably possible thereafter, in a single distribution to the Participant’s beneficiary or beneficiaries designated on such Participant’s deferral election form (or, if no such election or designation has been made, then to the Participant’s estate).
     (g) Timing of Distribution to Satisfy Applicable Law. Notwithstanding Subparagraph 4(f), the Board of Directors may delay any distribution of amounts deferred hereunder if it reasonably anticipates that the making of the distribution will violate Federal securities laws or other applicable laws until the earliest date that the Board of Directors reasonably anticipates that the making of such distribution will not cause such a violation.

     (h) Form of Payment.
     (i) To the extent Fees have been credited to a Participant’s Account in U.S. Dollars, the Participant may elect to have his or her Account under the Plan paid in a single distribution or in up to three (3) approximately equal annual installments. In the event a Participant has elected to receive annual installment payments, each such payment shall be calculated by dividing the value on the date the distribution occurs of that portion of the Participant’s Account which is in cash by the number of annual installments remaining as of such distribution date.
     (ii) To the extent a Participant’s Account is deemed invested in Common Stock Units, such Common Stock Units shall be converted to and paid to the Participant in the form of Common Stock as of the relevant date determined in accordance with Subparagraph 4(f) above. To the extent deemed invested in units of any other stock, such units shall similarly be converted to such other stock and distributed in accordance with this Subparagraph. To the extent invested in a medium other than Common Stock Units or other units, each such distribution hereunder shall be in the medium credited to the Participant’s Account. Distribution shall be made in the form of a single distribution of the number of whole shares of Common Stock equal to the number of Common Stock Units credited to the Participant’s Account as of the relevant date, plus cash for any fractional share of Common Stock, determined in accordance with Subparagraph 4(f) above.
     (iii) Each Participant or beneficiary agrees that prior to any distribution under the Plan, he or she will make such representations and execute such documents as are deemed by the Board of Directors to be necessary to comply with applicable laws.
5. Administration of the Plan.
     The Compensation Committee of the Board of Directors (the “Committee”) shall administer the Plan; provided, however, that at any time and on any one or more occasions the Board of Directors may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder. The Committee shall have plenary authority in its discretion to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to it; to determine the terms of Fees deferral agreements executed and delivered under the Plan, including such terms and provisions as shall be requisite in the judgment of the Committee to conform to any change in any law or regulation applicable thereto; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee’s determination on the foregoing matters shall be conclusive.
6. Termination and Amendment of the Plan.
     The Committee may at any time terminate the Plan or make such modification or amendment of the Plan as it shall deem advisable; provided, however, that no amendment may be made, without the approval by the holders of Common Stock, which would (i) materially increase the benefits accruing to Participants under the Plan, (ii) increase the maximum number of shares reserved for issuance under the Plan, or (iii) amend the requirements as to the class of persons eligible to participate in the Plan and, provided further, that no modification or amendment of the Plan shall reduce any amount already credited to a Participant’s Account as of the effective date of such modification or amendment.
7. Stock Reserved for the Plan.
     Two hundred thousand (200,000) shares of authorized but unissued Common Stock are reserved for issuance and may be issued pursuant to the terms of the Plan.
     In lieu of such unissued shares, the Company may, in its discretion, transfer to Participants under the terms of the Plan treasury shares, reacquired shares or shares bought in the market for the purposes of the Plan, provided that (subject to the provisions of the next paragraph) the total number of shares which may be granted or sold pursuant to awards granted under the Plan shall not exceed 200,000.
     In the event of any changes in the outstanding Common Stock by reason of stock dividends, split-ups, spin-offs, recapitalizations, mergers, consolidations, combinations or exchanges of shares and the like occurring after June 10, 1999, the aggregate number and class of shares available under the Plan shall be appropriately adjusted.
8. No Interest in Assets.
     No Participant or any other person shall have any interest in any specific asset of the Company by reason of any amount credited to him or her hereunder, nor any right to receive any distribution under the Plan except as and to the extent expressly provided in the Plan. There shall be no funding of any benefits which may become payable hereunder and Participants shall be treated as general unsecured creditors of the Company. No trust shall be created by the execution or adoption of this Plan or be required to be created in connection herewith. Any amounts which become payable hereunder shall be paid from the general assets of the Company. Nothing in the Plan shall be deemed to give any member of the Board of Directors any right to participate in the Plan, except in accordance with the provisions of the Plan.
9. Restriction Against Assignment.
     The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan as Participant or beneficiary, as appropriate, and not to any other person or corporation. No part of a Participant’s Account shall be liable for the debts, contracts or engagement of any Participant, his or her beneficiaries or successors in interest, nor shall it be subject to execution by levy, attachment or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber or assign any benefits or payments hereunder in any manner whatsoever.
10. Government Regulations.
     The Plan, and the deferral of Fees and purchase of Common Stock thereunder, and the obligation of the Company to issue, sell and deliver shares, as applicable, under the Plan, shall be subject to all applicable laws, rules and regulations.
     This Plan is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the rules and regulations promulgated thereunder

(collectively, “Section 409A”). However, by participating in this Plan each Participant acknowledges and agrees that he or she bears the entire risk of any adverse Federal and State tax consequences and penalty taxes in the event any payment pursuant to this Plan is deemed to be subject to and not compliant with Section 409A, and that no representations have been made to Participants relating to the tax treatment of any payment pursuant to this Plan under Section 409A of the Code and the corresponding provisions of any applicable State income tax laws. For purposes of Section 409A, the right to a series of installment payments under this Plan shall be treated as a right to a single lump sum distribution as of the date of the first installment payment.
11. Governing Law.
     This Plan shall be governed by, construed, and administered under the internal laws of the State of Delaware.
12. Adoption.
     This amended and restated Plan is dated January 1, 2008 and was adopted by the Board of Directors on December 10, 2008.